EXHIBIT 99.1
                                                           STRICTLY CONFIDENTIAL




Presentation to Lenders




[GRAPHIC OMITTED]




JULY 2006                                        [SIX FLAGS LOGO]

Review of Q1 2006 Results
-------------------------

o Attendance decreased 23% to 1.15 million in Q1 2006 from 1.50 million in Q1 2005, partly due to timing differences of 2006 season vs. 2005 season

      - Q1 2005 benefited from Easter vacation period and 19 more operating days (10% more than Q1'06)

o     Total revenue per capita up $4.13, or 13%, over Q1 2005 to $37.13

o     Revenue of $42.7 million, down $6.8 million, or 14% from Q1 2005

o Adjusted EBITDA decreased to ($87.6) million from ($70.1) million in Q1 2005 (on a historically comparable basis)

      - Excludes $11.6 million of non-recurring expenses related to senior management and corporate strategy changes in Q1 2006


               Six Flags' Summary Financial Performance (Q1 2006)

      (Amounts in millions, except per capita revenue)  Q1 2005    Q1 2006
                                                        -------    -------
       Attendance                                          1.50      1.15
       Total Revenue Per Capita                          $33.00    $37.13
       Revenue                                            $49.5     $42.7
       "As Reported" Adjusted EBITDA                     ($67.8)   ($97.0)
       Discontinued Operations                             (2.4)     (2.2)
       Management / Strategy Change Expenses                  -      11.6
                                                         ------    ------
       Adjusted EBITDA (Historically Comparable Basis)   ($70.1)   ($87.6)


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

Operating Performance Through June 18th (1)
-------------------------------------------

o     Attendance down 13%, or 1.3 million from prior year

      -     Driven primarily by anticipated decline in season pass sales
            (~550,000)

      -     Attendance also negatively impacted by particular circumstances:

            o     Season-long closure of New Orleans park (~200,000)

            o     Reduced visits to Mexico City park by school groups (~150,000)

            o Reduced marketing expenditures, late opening of new rides, and poor weather on the East Coast in May / June (~400,000)

o     Per capita guest spending up 14%, or $4.12 per capita over prior year

      - Driven by increased spending on tickets, food, parking, merchandise and games

      -     Reflects strategic shift from teens to family demographics

o     Revenue down 1%, or $3.2 million, compared to prior year

      - 13% decrease in attendance offset by 14% increase in per capita guest spending

---------------------------
(1) Includes operations of parks classified as Discontinued Operations.


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

Update on Key Initiatives for 2006
----------------------------------

o Continue to drive revenue performance primarily through increased per capita guest spending

      - While lower YTD attendance reveals that replacing low-spending teens with higher per capita families will take time, increased guest spending YTD is encouraging

      - New management is focused on improving operations and rebuilding trust with families to bring them back to the new Six Flags

o Accelerate operational improvements by increasing cash operating expenses by $15 million above prior guidance (to ~$60 million above pro forma 2005)

      - Long-term investment in operations to improve Six Flags' brand equity and enhance guest experience, resulting in increased attendance and guest spending

o     Grow sponsorship revenue from $19 million to $29 million

      -     New sponsorships signed include Papa John's and Home Depot


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

Guest Satisfaction is Increasing
--------------------------------

Results of June 2006 guest survey (1) :

o     Highest scores in the last five years in the following categories:

      - Variety of things to do, character presence and non-stop entertainment in the park

      -     Feeling of overall safety and ride safety

      -     Employee service, speed of ride lines and food quality

      -     Park beauty, park cleanliness and restroom cleanliness

      -     Overall visit / experience

o     Strong response in the following areas:

      - 96% of guests will or definitely will recommend the parks to a friend

      -     92% of guests will or definitely will visit again this year or next

      - 93% of guests agree or strongly agree that "My experience was worth the money"

---------------------------
(1) Survey of approximately 4,800 guests at 17 Six Flags parks, conducted by Delta Market Research of Hatboro, Pennsylvania.


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

Asset Sale Progress to Date
---------------------------

Since March 2006, the Company has achieved several objectives

o     Sold land underlying AstroWorld park in Houston for $77 million

o Agreed to sell assets of Columbus, OH water park for $2 million at end of lease term (Oct. 31, 2006)

o Exercised right to terminate lease of Sacramento water park following 2006 season and entered into discussions to sell rides and attractions at that park

o Announced plans to sell two Oklahoma parks and received multiple bids on these parks that the Company is still evaluating

o Actively marketing certain parcels of land at parks in Gurnee, IL and Eureka, MO


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

Additional Asset Sale Opportunities
-----------------------------------

Following a comprehensive review, Six Flags will explore potential strategic options with respect to six of its properties

o Darien Lake (outside Buffalo, NY), Waterworld (Concord, CA), Elitch Gardens (Denver, CO), Wild Waves and Enchanted Village (outside Seattle,
      WA), Splashtown (Houston, TX), Magic Mountain and Hurricane Harbor (near Los Angeles, CA)

o Combined, these parks represented ~25% of 2005 Adjusted EBITDA (i.e., ~$75 million), providing a significant source of potential cash proceeds

o While the Company cannot predict the timing of any potential transaction (or transactions), it will seek to aggressively maximize value for all stakeholders and reduce leverage


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

Capital Structure Overview as of 3/31/06
----------------------------------------

                                        ----------------------------------------
                                                Six Flags, Inc. ("SFI")
------------------------------|                     NYSE:  SIX
 Owns interests in Six Flags  |
Over Texas (38%) and Six Flags|         o   $288 mm 7.250% PIERS due 2009
    Over Georgia (25%)        |
    ("Partnership Parks")     |====>    o   $299 mm 4.500% Convertible Senior
                              |             Notes due 2015
    General and Limited       |
      Partnership Units       |         o   $300 mm 8.875% Senior Notes due 2010
------------------------------|         o   $388 mm 9.750% Senior Notes due 2013
                                        o   $504 mm 9.625% Senior Notes due 2014
                                        ----------------------------------------
                                                      |
                                                      |   100% owned
                                                     \/
                                        ----------------------------------------
                                                Six Flags Operations Inc.
                                                        ("SFO")
                                        ----------------------------------------
                                                      |
                                                      |   100% owned
                                                     \/
                                        ----------------------------------------
                                          Six Flags Theme Parks Inc. ("SFTP")
--------------------------------
Owns (directly and indirectly)  |       Senior Secured Credit Facility
all parks excluding the         |
Partnership Parks (SF Over Texas|===>   o   W/C Revolver due 6/30/08 ($300 mm
and SF Over Georgia) which are  |           commitment, $190 mm drawn as of
owned by SFI                    |           3/31/06)
--------------------------------|       o   Reducing Revolver due 6/30/08
                                            ($82.5 mm commitment, undrawn)
                                        o   $644 mm Term Loan B due 6/30/09
                                        ----------------------------------------

---------------------------
Note: Not pro forma for use of proceeds from Houston land sale.


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

Liquidity Position
------------------

As of March 31, 2006

    Six Flags, Inc. ("SFI")              Six Flags Operations, Inc. ("SFO")
    -----------------------              ----------------------------------

o      $10.4 million in cash(1)             o      $7.5 million in cash

o      No significant maturities at SFI     o      $159.8 million in revolver
       until end of 2009                           availability(2)

                                            o      No significant maturities at
                                                   SFO until 2008

o Liquidity position enhanced by recent sale of land underlying Houston AstroWorld site for $77 million

---------------------------
(1)   Consolidated cash balance.
(2)   Excludes letters of credit in the amount of $32.7 million.


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

SFO Cap Summary/Credit Ratios
-----------------------------


           Capitalization Summary                          Credit Ratios
           ----------------------                          -------------

                         Actual                                                                 Actual
($ in millions)       3/31/2006(1)          ($ in millions)                                   3/31/2006
                      ------------                                                            ---------
Cash                       $7.5             LTM Adj. EBITDA(2)                                  $263.2
                                            Total Debt / LTM Adj. EBITDA                        3.17x
Debt Position                               Net Debt / LTM Adj. EBITDA                          3.14x
W/C Revolver             $190.0             LTM Adj. EBITDA / Interest Expense                  4.66x
Term Loan B               643.5             LTM Adj. EBITDA / Fixed Charges(3)                  1.08x
Other                       1.1             Total Debt / Total Book Capitalization              32.1%
                      ------------          Total Debt (Avg. Revolver) / LTM Adj. EBITDA(4)     2.87x
Total Debt               $834.7             Net Debt (Avg. Revolver) / LTM Adj. EBITDA          2.84x
Net Debt                 $827.2









-------------------------------

Source: SEC filings, SFO 3/31/06 Consolidated Financial Statements and SFO
      3/31/06 Loan Compliance Certificate.
(1)   Not pro forma for use of proceeds from Houston land sale.
(2) Includes results of AstroWorld, which was closed following the 2005 season.
(3) Fixed Charges includes SFO debt service, sustaining capex ($28.8mm LTM as of 3/31/06) and Restricted Payments, based on 3/31/06 SFO Loan Compliance Certificate.
(4) Total Debt (Avg. Revolver) equals Total Debt (other than Revolving Credit Loans and Swing Line Loans) plus the average of Revolving Credit Loans and Swing Line Loans outstanding on the last day of each of the last four fiscal quarters.


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

Amendment Requests
------------------

The Company is requesting the following revisions to the Credit Agreement in order to provide flexibility to execute new management's strategy:

Covenant Changes

o     Waive Q2 2006 Financial Covenants

o Amend Consolidated Leverage, Debt Service and Interest Coverage Covenants through Q4 2007

o     Remove Consolidated Fixed Charge Coverage Covenant through Q4 2007

Other Amendment Requests

o     Add Maximum Capex Covenant of $120mm for 2007 Calendar Year

o     New Leverage and Ratings Based Pricing Grid for Revolver and Term Loan

       -    > 3.0x: L + 275          -    > 4.25x: L + 350
       -    > 3.5x: L + 300          -    If ratings downgrade, pricing grid
       -    > 4.0x: L + 325                  increased by 25 bps

o     Offer Asset Sale Proceeds to Term Loan Lenders


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

Amendment Requests (Cont'd)
---------------------------

Proposed Covenants

                                             Consolidated Interest               Consolidated Debt Service
Consolidated Leverage Ratio                     Coverage Ratio                      Coverage Ratio

Fiscal      Existing   Proposed       Fiscal      Existing   Proposed         Fiscal       Existing   Proposed
Quarter     Covenant   Covenant       Quarter     Covenant   Covenant         Quarter      Covenant   Covenant
Q3 2006     3.00x      4.50x          Q3 2006     4.00x      2.50x            Q3 2006      3.50x      2.00x
Q4 2006     3.00x      4.50x          Q4 2006     4.00x      2.50x            Q4 2006      3.50x      2.00x

Q1 2007     2.50x      4.50x          Q1 2007     4.00x      2.50x            Q1 2007      3.50x      2.00x
Q2 2007     2.50x      4.00x          Q2 2007     4.00x      2.75x            Q2 2007      3.50x      2.25x
Q3 2007     2.50x      3.75x          Q3 2007     4.00x      3.00x            Q3 2007      3.50x      2.50x
Q4 2007     2.50x      3.50x          Q4 2007     4.00x      3.25x            Q4 2007      3.50x      2.75x

Q1 2008 *   2.50x      2.50x          Q1 2008 *   4.00x      4.00x            Q1 2008 *    3.50x      3.50x
and thereafter                        and thereafter                          and thereafter

-----------------------
* No change.


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                                                                         Page 12

Timeline

o     Mon, July 17:           Launch Amendment and post Amendment Letter
                              to Intralinks

o     Tues, July 18:          Lender conference call; Amendment
                              documentation posted to Intralinks

o     Fri, July 28:           Consents due by 5:00 PM EDT

                              - 25 bps fee will be paid to Lenders consenting prior to Consent Deadline

o     Mon, July 31:           Finalize Amended Credit Agreement


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                                                                         Page 13